UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 12th Street, 14th Floor
Oakland, CA 94607
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (510) 778-7787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2026, the board of directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company”) appointed Matthew Farrell to the Board as a Class I director, effective as of February 12, 2026. Mr. Farrell will stand for election to the Board at the 2026 annual meeting of stockholders of the Company.

Mr. Farrell served as the Chief Executive Officer of Church & Dwight Co. Inc. (“Church & Dwight”), a global consumer products company, from January 2016 until April 2025 and as Chairman from 2019 until September 2025. In 2006, Mr. Farrell joined Church & Dwight as Executive Vice President, Chief Financial Officer and served in that role until 2014 when he became the Chief Operating Officer and Chief Financial Officer until December 2015. Prior to joining Church & Dwight, Mr. Farrell served as Chief Financial Officer of Alpharma Inc. (now part of Pfizer), a global pharmaceutical company, as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd., a worldwide manufacturer and distributor of industrial goods, and in various senior financial positions at AlliedSignal Inc. (now Honeywell International Inc. ), an American publicly traded, multinational conglomerate corporation. Mr. Farrell began his career with KPMG LLP, where he was an audit partner. Mr. Farrell has served as a member of the board of directors of Trinseo PLC, a global materials supplier of latex binders, plastics, and specialty products, since 2020 and is currently a member of the audit and compensation committees. In addition, Mr. Farrell has served as a member of the board of directors of Morton Salt, a major North American producer of salts, since July 2025, and Novanta, a global supplier of core technology solutions, since November 2025. He also served on the board of Lydall Co., Inc., a global manufacturer of specialty engineered products and materials (now part of Alkegen), from 2003 to 2021. Mr. Farrell received a B.S. degree from Manhattan College and is a certified public accountant (inactive).

Mr. Farrell will be entitled to compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Farrell.

There was no arrangement or understanding pursuant to which Mr. Farrell was appointed to the Board. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Farrell was or is a participant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: February 13, 2026	By:	/s/ Scott Milsten
Scott Milsten
SVP, General Counsel & Chief People Officer